Exhibit 10.2

AMENDMENT NO. 4 TO LOAN AND SECURITY AGREEMENT,

CONSENT AND WAIVER

as of September 20, 2011

Wells Fargo Bank, National Association, as Agent

110 East Broward Boulevard, Suite 1100

Ft. Lauderdale, Florida 33301

Ladies and Gentlemen:

WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as agent (in such capacity, “Agent”) pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the Secured Parties (as defined in the Loan Agreement), and the parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”) have entered into financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to LIGHTING SCIENCE GROUP CORPORATION, a Delaware corporation (“Lighting Science”), as set forth in the Loan and Security Agreement, dated November 22, 2010, by and among Lighting Science, the other Borrowers (as defined in the Loan Agreement), BIOLOGICAL ILLUMINATION, LLC, a Delaware limited liability company (“Biological”), LSGC, LLC, a Delaware limited liability company (“LSGC”, and together with Biological and any other Person that at any time after the date hereof becomes a Guarantor, each individually a “Guarantor” and collectively, “Guarantors”), Agent and Lenders, as amended by the Amendment No. 1 to Loan and Security Agreement, dated as of April 22, 2011, Amendment No. 2 to Loan and Security Agreement and Consent, dated as of May 6, 2011, Amendment No. 3 to Loan and Security Agreement and Waiver, dated as of August 5, 2011 (“Amendment No. 3 to Loan Agreement”), and this Amendment No. 4 to Loan and Security Agreement, Consent and Waiver (“Amendment No. 4 to Loan Agreement”) (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other Financing Agreements (as defined in the Loan Agreement). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

Borrowers and Guarantors have requested that Agent and Lenders (a) consent to the incurrence by Borrowers and Guarantors of the Ares Indebtedness (as defined herein) pursuant to the Ares Loan Documents (as defined herein), (b) acknowledge, confirm and agree that the Ares Letter of Credit (as defined herein) issued pursuant to the Ares Loan Documents shall constitute a Pledged Letter of Credit issued under Amendment No. 3 to Loan Agreement and shall replace in full the Pledged Letter of Credit in the amount of $10,000,000 issued for the account of Pegasus Investors IV, L.P. (“Pegasus IV”) by JPMorgan Chase Bank, N.A. in favor of Agent in connection with Amendment No. 3 to Loan Agreement (the “Pegasus IV Letter of Credit”), (c) release Pegasus IV from its obligations under that certain Limited Recourse Guaranty, dated August 5, 2011, duly authorized, executed and delivered by Pegasus IV in favor of Agent (the “Limited Recourse Guaranty”), (d) waive the Event of Default under Section 10.1(a)(iii) of the Loan Agreement resulting from the failure of Borrowers to comply with the maximum amount of permitted loans and advances to or for the benefit of Lighting Science Mexico as set forth in Section 9.12(b)(iii) of the Loan Agreement for the months of May 2011, June 2011 and July 2011 (the “Existing Default”), and (e) make certain other amendments to the Loan Agreement and other Financing Agreements as set forth herein, which Agent and Lenders are willing to do subject to the terms and conditions set forth in this Amendment No. 4 to Loan Agreement.

The parties hereto wish to enter into this Amendment No. 4 to Loan Agreement to evidence and effectuate such amendments and certain other agreements relating thereto, in each case subject to the terms and conditions and to the extent set forth herein.

In consideration of the premises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Interpretation. All capitalized terms used herein shall have the meanings assigned thereto in the Loan Agreement and the other Financing Agreements, unless otherwise defined herein.

2. Amendments to Loan Agreement.

(a) Additional Definitions. As used herein, the following terms shall have the meanings given to them below, and the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition and not in limitation, the following definitions:

“Amendment No. 4 to Loan Agreement” shall mean Amendment No. 4 to Loan and Security Agreement, Consent and Waiver, dated as of September 20, 2011, by and among Borrowers, Guarantors, Agent and the Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Ares” shall mean Ares Capital Corporation, a Maryland corporation, and its successors and assigns.

“Ares Indebtedness” shall mean the secured Indebtedness owing by Borrowers and Guarantors to Ares pursuant to the Ares Loan Documents in the aggregate amount of $25,000,000, and all interest, fees, reimbursement obligations, expenses, indemnification and other obligations with respect thereto.

“Ares Intercreditor Agreement” shall mean that certain Intercreditor and Subordination Agreement, dated as of September 20, 2011, by and among Agent, Ares, Borrowers and Guarantors, as the same now exists or may be hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Ares Letter of Credit” shall mean (a) the standby letter of credit, in form and substance satisfactory to Agent, in the amount of $25,000,000 issued for the account of Ares by JPMorgan Chase Bank, N.A. in favor of Agent, or (b) any other replacement standby letter of credit, in form and substance satisfactory to Agent, issued for the account of Ares in favor Agent in accordance with the terms of Amendment No. 4 to Loan Agreement.

“Ares Loan Agreement” shall mean the Second Lien Letter of Credit, Loan and Security Agreement, dated September 20, 2011, by and among Ares, Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Ares Loan Documents” shall mean, collectively, the following (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Ares Loan Agreement; (b) the Ares Letter of Credit; and (c) all other agreements, documents and instruments at any time executed and/or delivered by Borrowers or Guarantors with, to or in favor of Ares in connection therewith or related thereto; sometimes being referred to herein individually as a “Ares Loan Document”.

(b) Material Contract. The definition of “Material Contract”, as set forth in Section 1.105 of the Loan Agreement, is hereby amended and restated in its entirety as follows:

“1.105 “Material Contract” shall mean (a) any contract or other agreement (other than the Financing Agreements), written or oral, of any Borrower or Guarantor involving monetary liability of or to any Person in an amount in excess of $500,000 in any fiscal year; provided, that, any purchase order of any Borrower or Guarantor involving monetary liability relating to the purchase and sale of Inventory in excess of $500,000 but less than $1,000,000 (each an “Excluded Purchase Order”) shall be excluded from this clause (a); except, that, any purchase order that (A) provides for or results in the imposition of a lien or security interest against any Borrower or Guarantor in favor of the issuer of such purchase order, or (B) includes any consigned Inventory, shall not constitute an Excluded Purchase Order, and (b) any other contract or other agreement (other than the Financing Agreements), whether written or oral, to which any Borrower or Guarantor is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a Material Adverse Effect.

(c) Pledged Letter of Credit Draw Event. The definition of “Pledged Letter of Credit Draw Event”, as set forth in the Loan Agreement, is hereby amended and restated in its entirety as follows:

““Pledged Letter of Credit Draw Event” shall mean (a) with respect to Borrowers and Guarantors, the occurrence of an Event of Default under Section 10.1(g) and 10.1(h) of the Loan Agreement or the notice by a Borrower or Guarantor to Agent that such Borrower or Guarantor will file a case that would constitute an Event of Default under Section 10.1(h), (b) with respect to any Person on whose behalf a Pledged Letter of Credit is issued, the occurrence of any of the events described under Section 10.1(g) and 10.1(h) of the Loan Agreement that would constitute and Event of Default if any Person on whose behalf a Pledged Letter of Credit is issued was an Obligor under the Loan Agreement, (c) the date which is sixty (60) days prior to the expiration of any Pledged Letter of Credit if such Pledged Letter of

Credit is not renewed, or (d) the date that is one hundred twenty (120) days following the commencement of a Lien Enforcement Action by Agent or any Secured Party.”

(d) Pledged Letters of Credit. The definition of “Pledged Letters of Credit”, as set forth in the Loan Agreement, is hereby amended and restated in its entirety as follows:

““Pledged Letters of Credit” shall mean, collectively, (a) the Ares Letter of Credit and (b) all other standby letters of credit issued by JPMorgan Chase Bank, N.A. (or such other issuer reasonably satisfactory to Agent) in favor of Agent pursuant to, and in accordance with, the terms of the Amendment No. 4 to Loan Agreement, which standby letters of credit shall be in form and substance satisfactory to Agent; each sometimes being referred to herein individually as a “Pledged Letter of Credit”.”

(e) Ares Liens. Section 9.8 of the Loan Agreement is hereby amended by deleting the period at the end of subparagraph (k), replacing it with “; and” and adding the following new subparagraph (l) at the end thereof as follows:

“(l) the security interests in and liens upon the Collateral of Borrowers and Guarantors in favor of Ares to secure the Ares Indebtedness to the extent permitted under Section 9.9(h) hereof; provided, that, such security interests in and liens upon the Collateral in favor of Ares are and shall at all times be subject to the terms of the Ares Intercreditor Agreement.”

(f) Ares Indebtedness. Section 9.9 of the Loan Agreement is hereby amended by deleting the period at the end of subparagraph (g), replacing it with “; and” and adding the following new subparagraph (h) at the end thereof as follows:

“(h) the Ares Indebtedness; provided, that, (i) Borrowers and Guarantors may only make payments of principal and interest in respect of such Indebtedness in accordance with the terms of the Ares Intercreditor Agreement, (ii) Borrowers and Guarantors shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, except, in each case, as expressly permitted by the Ares Intercreditor Agreement, and (3) Borrowers and Guarantors shall furnish to Agent all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be, as more fully provided for the Ares Intercreditor Agreement.”

3. Consent to Ares Indebtedness. Notwithstanding anything to the contrary contained in the Loan Agreement and the other Financing Agreements, subject to the satisfaction of the terms and conditions of this Amendment No. 4, as a one-time accommodation to Borrowers and Guarantors, Agent, for itself and on behalf of Secured Parties, hereby consents to the incurrence by Borrowers and Guarantors of the Ares Indebtedness and in connection therewith, the execution, delivery and performance by Borrowers and Guarantors of the Ares Loan Documents (including, without limitation, payments of principal and interest in respect of such Ares Indebtedness) upon and subject to the terms and conditions set forth in the Loan Agreement (as amended hereby) and the Ares Intercreditor Agreement; provided, that, each of the following conditions shall have been satisfied:

(a) on the date hereof, Agent shall have received a true and correct copies of the Ares Loan Documents, duly authorized executed and delivered by the parties thereto;

(b) on the date hereof, Agent shall have received the Ares Intercreditor Agreement, duly authorized, executed and delivered by Borrowers, Guarantors, Agent and Ares;

(c) on the date hereof, Agent shall have received the issued and effective Ares Letter of Credit; and

(d) immediately prior, and immediately after giving effect to the transactions contemplated under the Ares Loan Documents, there shall exist no Default or Event of Default.

4. Pledged Letters of Credit; Replacement of Section 3 to Amendment No. 3 to Loan Agreement. Effective upon satisfaction of the conditions precedent set forth in Section 9 hereof, Section 3 to Amendment No. 3 to Loan Agreement is hereby deleted and of no further force and effect, and the following shall be applicable with respect to any and all Pledged Letters of Credit:

(a) Right to Draw; Application of Proceeds. Borrowers and Guarantors hereby acknowledge, confirm and agree that, from and after the occurrence of a Pledged Letter of Credit Draw Event (as defined in Amendment No. 4 to Loan Agreement), Agent shall have the right, without notice to Borrowers, Guarantors or any other Person on whose behalf a Pledged Letter of Credit is issued, to effectuate a draw on the Pledged Letters of Credit, the proceeds of which shall be applied against the Obligations in accordance with Section 6.4 of the Loan Agreement. Immediately and without further notice, the Maximum Credit shall be reduced to the Current Asset Availability Loan Limit.

(b) Right to Reduce a Pledged Letter of Credit. Borrowers shall have the right to reduce any Pledged Letter of Credit subject to satisfaction of the following terms and conditions (the “LC Reduction Conditions”): (i) Agent shall receive not less than sixty (60) days prior written notice (the “LC Reduction Notice”), which notice shall state the applicable Pledged Letter of Credit to be reduced, the face amount of such Pledged Letter of Credit after giving effect to any such reduction (the “Reduced LC Amount”) and the date that Borrowers intend to reduce such Pledged Letter of Credit pursuant to this Section 4(b) (such date being the “LC Reduction Date”); (ii) thirty (30) days prior to the LC Reduction Date, Agent shall have a right to establish a Reserve in an amount equal to the difference between the then current face amount of such Pledged Letter of Credit and the Reduced LC Amount (such amount being referred to as the “Pledged LC Reserve”); (iii) for the thirty (30) consecutive day period immediately preceding the LC Reduction Date, and with the

Borrowing Base being calculated inclusive of any Pledged LC Reserve, (A) Borrowers shall have been in compliance with Section 2.1(b) and Section 2.1(c) of the Loan Agreement and (B) no Event of Default shall have existed; and (iv) on the LC Reduction Date, and with the Borrowing Base being calculated on a pro forma basis based upon the Reduced LC Amount, (A) Borrowers shall be in compliance with Section 2.1(b) and Section 2.1(c) of the Loan Agreement and (B) no Event of Default shall exist. If the LC Reduction Conditions are satisfied, Agent will execute such documents as are reasonably necessary to reduce the face amount of such Pledged Letter of Credit and shall release the Pledged LC Reserve.

(c) Right to Replace a Pledged Letter of Credit. Borrowers shall have the right to replace any Pledged Letter of Credit subject to satisfaction of the following terms and conditions (the “LC Replacement Conditions”): (i) Agent shall receive not less than ten (10) Business Days prior written notice, which notice shall state the applicable Pledged Letter of Credit to be replaced, the name and address of the Person on whose behalf the replacement Pledged Letter of Credit is to be issued (which shall be reasonably satisfactory to Agent), the bank that will be issuing the replacement Pledged Letter of Credit (which shall be reasonably satisfactory to Agent), the date that Borrowers intend to replace such Pledged Letter of Credit, and shall include the proposed form of replacement Pledged Letter of Credit (which shall be in the same form as the Pledged Letter of Credit to be replaced or otherwise in form and substance satisfactory to Agent); (ii) Agent shall receive, in form and substance reasonably satisfactory to Agent, the acknowledgment, confirmation, agreement and consent of the Person on whose behalf the replacement Pledged Letter of Credit is to be issued to the terms and provisions of this Amendment No. 4, which shall include, among other things, the waiver, until the indefeasible payment and satisfaction in full of all of the Obligations in immediately available funds and the termination of the Loan Agreement and the other Financing Agreements, of any and all rights at law or in equity to subrogation in connection with any Pledged Letter of Credit or any draw by Agent under any Pledged Letter of Credit; and (iii) no Event of Default shall exist. If the LC Replacement Conditions are satisfied, Agent will execute such documents as are reasonably necessary to replace such Pledged Letter of Credit.

5. Replacement of Pegasus IV Pledged Letter of Credit; Release of Guaranty. Effective upon satisfaction of the conditions precedent set forth in Section 9 hereof, (i) the Ares Letter of Credit shall constitute a Pledged Letter of Credit and shall replace in full the Pegasus IV Pledged Letter of Credit, and Agent, for itself on behalf of Secured Parties, hereby acknowledges, confirms and agrees that the LC Replacement Conditions (as defined in Amendment No. 3 to Loan Agreement) shall have been satisfied; and (ii) the Limited Recourse Guaranty shall be terminated, cancelled and of no further force and effect, and Pegasus IV shall have no other or further obligations, liabilities and indebtedness to Agent and Secured Parties of any kind arising under or in connection with the Limited Recourse Guaranty.

6. Waiver of Existing Default.

(a) Pursuant to Borrowers’ and Guarantors’ request, subject to the terms and conditions contained herein, Agent and Lenders hereby waive the Existing Default.

(b) Agent and Lenders have not waived and are not by this agreement waiving, and have no present intention of waiving, any Default or Event of Default other than the Existing Default, which may have occurred prior to the date hereof, or may be continuing on the date hereof or any

Event of Default which may occur after the date hereof, other than the Existing Default, whether the same or similar to the Existing Default or otherwise. Agent and Lenders reserve the right, in their discretion, to exercise any or all of its or their rights and remedies arising under the Financing Agreements, applicable law or otherwise, as a result of any other Events of Default which may have occurred prior to the date hereof, or are continuing on the date hereof, or any Event of Default which may occur after the date hereof, whether the same or similar to the Existing Default or otherwise upon or after the rescission and termination of the waiver provided for in Section 6(a) above. Nothing contained herein shall be construed as a waiver of the failure of Borrowers and Guarantors to comply with the terms of the Loan Agreement and the other Financing Agreements after such time.

7. Acknowledgment of Obligations, Security Interests and Financing Agreements.

(a) Acknowledgment of Obligations. Borrowers and Guarantors hereby acknowledge, confirm and agree that Borrowers are unconditionally indebted to Agent and Lenders as of the close of business on September 16, 2011, in respect of the Loans and all other Obligations in the aggregate principal amount of not less than $29,849,133.85, together with interest accrued and accruing thereon, and all fees, costs, expenses and other sums and charges now or hereafter payable by Borrowers to Agent and Lenders pursuant to the Loan Agreement and the other Financing Agreements, all of which are unconditionally owing by Borrowers to Agent and Lenders pursuant to the Financing Agreements, in each case without offset, defense or counterclaim of any kind, nature or description whatsoever.

(b) Acknowledgment of Security Interests. Borrowers and Guarantors hereby acknowledge, confirm and agree that Agent and Secured Parties have, and shall continue to have, valid, enforceable and perfected security interests in and liens upon the Collateral heretofore granted by Borrowers and Guarantors to Agent and Secured Parties pursuant to the Financing Agreements or otherwise granted to or held by Agent and Secured Parties.

(c) Binding Effect of Financing Agreements. Borrowers and Guarantors hereby acknowledge, confirm and agree that: (i) each of the Financing Agreements to which Borrowers and Guarantors are a party has been duly executed and delivered to Agent and Secured Parties by Borrowers and Guarantors, and each is in full force and effect as of the date hereof, (ii) the agreements and obligations of Borrowers and Guarantors contained in such Financing Agreements to which they are a party and in this Agreement constitute the legal, valid and binding Obligations of Borrowers and Guarantors, enforceable against them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, and Borrowers and Guarantors have no valid defense to the enforcement of such Obligations, and (iii) Agent and Secured Parties is and shall be entitled to the rights, remedies and benefits provided for in the Financing Agreements and pursuant to applicable law, but subject to the terms and conditions of this Agreement.

8. Representations, Warranties and Covenants. Each Borrower and Guarantor hereby represents, warrants and covenants to Agent and Lenders the following (which shall survive the execution and delivery of this Amendment No. 4 to Loan Agreement), the truth and accuracy of which are a continuing condition of the making of Loans to Borrowers:

(a) this Amendment No. 4 to Loan Agreement and each other agreement or instrument to be executed and delivered by Borrowers and Guarantors in connection herewith (collectively, together with this Amendment No. 4 to Loan Agreement, the “Amendment Documents”) have been duly authorized, executed and delivered by all necessary corporate or limited liability company action (as applicable) on the part of Borrowers and Guarantors which are a party hereto and thereto and, if necessary, their respective stockholders, as the case may be, and the agreements and obligations of Borrowers and Guarantors, as the case may be, contained herein and therein constitute the legal, valid and binding obligations of Borrowers and Guarantors, enforceable against them in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought;

(b) the execution, delivery and performance of the Amendment Documents (i) are all within Borrowers’ and Guarantors’ respective corporate or limited liability company powers (as applicable), (ii) are not in contravention of law or the terms of Borrowers’ or Guarantors’ certificate or articles of organization or formation, operating agreement or other organizational documentation, or any indenture, agreement or undertaking to which Borrowers or Guarantors are a party or by which Borrowers or Guarantors or their respective property are bound and (iii) shall not result in the creation or imposition of any lien, claim, charge or encumbrance upon any of the Collateral, except in favor of Agent and Lender pursuant to the Loan Agreement and the other Financing Agreements as amended hereby;

(c) all of the representations and warranties set forth in the Loan Agreement and the other Financing Agreements, each as amended hereby, are true and correct in all material respects on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date; and

(d) no Default or Event of Default exists as of the date of this Amendment No. 4 to Loan Agreement.

9. Conditions Precedent. This Amendment No. 4 to Loan Agreement shall not become effective unless all of the following conditions precedent have been satisfied in full, as determined by Agent:

(a) the receipt by Agent of an original (or faxed or electronic copy) of this Amendment No. 4 to Loan Agreement, duly authorized, executed and delivered by Borrowers, Guarantors, Agent and Lenders;

(b) the receipt by Agent of the items set forth in Sections 3(a), (b) and (c) hereof, and the satisfaction of Section 3(d) hereof; and

(c) immediately prior, and immediately after giving affect to the amendments and agreements set forth herein, there shall exist no Default or Event of Default.

10. Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Financing Arrangements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment No. 4 to Loan Agreement and the other Financing Agreements, the terms of this Amendment No. 4 to Loan Agreement shall control. The Loan Agreement and this Amendment No. 4 to Loan Agreement shall be read and construed as one agreement.

11. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment No. 4 to Loan Agreement.

12. Governing Law. The validity, interpretation and enforcement of this Amendment No. 4 to Loan Agreement and any dispute arising hereunder, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York, but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

13. Binding Effect. This Amendment No. 4 to Loan Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

14. Counterparts. This Amendment No. 4 to Loan Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment No. 4 to Loan Agreement, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment No. 4 to Loan Agreement by telecopier or other electronic method of communication shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 4 to Loan Agreement. Any party delivering an executed counterpart of this Amendment No. 4 to Loan Agreement by telecopier or other electronic method of communication also shall deliver an original executed counterpart of this Amendment No. 4 to Loan Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 4 to Loan Agreement as to such party or any other party.

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By the signature hereto of their duly authorized officers, the parties hereto agree as set forth herein.

Very truly yours,

BORROWER:

LIGHTING SCIENCE GROUP CORPORATION

By:	/s/ Gregory T. Kaiser
Name:	Gregory T. Kaiser
Title:	Chief Financial Officer

GUARANTORS:

BIOLOGICAL ILLUMINATION, LLC

By:	/s/ Fred Maxik
Name:	Fred Maxik
Title:	Manager

LSGC, LLC, as Guarantor

By:	Lighting Science Group Corporation, its sole
member

By:	/s/ Gregory T. Kaiser
Name:	Gregory T. Kaiser
Title:	Assistant Secretary

[Signatures Continued on Next Page]

[Acknowledgment to Amendment No. 4 to LSA and Consent]

[Signatures Continued from Prior Page]

AGREED:

AGENT AND LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Gary Dixon
Name:	Gary Dixon
Title:	Authorized Signer

[Acknowledgment to Amendment No. 4 to LSA and Consent]